News
For Immediate Release

El Paso Exploration & Production Company Announces Cash Tender Offer and Consent Solicitation for its 7¾ Percent Senior Notes Due 2013

HOUSTON, TEXAS, May 29, 2007 - El Paso Exploration & Production Company ("EPEP"), a subsidiary of El Paso Corporation (NYSE: EP), announced today it has commenced a cash tender offer to purchase any and all of its outstanding 7¾ percent senior notes due 2013 (the "Notes") (CUSIP No. 283703AB2), of which $1.2 billion in aggregate principal amount was outstanding as of May 29, 2007, and a solicitation of consents ("Consents") from the registered holders of the Notes to certain proposed amendments to the indenture governing the Notes. This tender offer is consistent with the company’s ongoing efforts to reduce costs and simplify its covenant requirements.

“El Paso’s financial condition has improved significantly since the Notes were issued four years ago,” said Mark Leland, executive vice president and chief financial officer. “We hope to benefit from our stronger financial position and refinance this debt under more favorable terms.”

The tender offer and consent solicitation are described in detail in an Offer to Purchase and Consent Solicitation Statement dated today (the "Statement") and is scheduled to expire at 12:00 midnight, New York City time, on June 25, 2007, unless extended or earlier terminated. Holders of Notes must tender and not withdraw their Notes and deliver and not rescind their corresponding Consents on or before the consent date, which is 5:00 p.m., New York City time, on June 11, 2007, unless extended or earlier terminated, to receive the total consideration, which includes a consent payment of $20.00 per $1,000 principal amount of Notes. Holders of Notes who tender their Notes after the consent date and on or before the expiration date will receive the purchase price, which is the total consideration minus the consent payment.

The total consideration for each $1,000 principal amount of the Notes tendered and accepted for payment will be determined in the manner described in the Statement by reference to the fixed spread of 50 basis points over the yield based on the bid side price of the reference treasury security, 4.875 percent U.S. Treasury Notes due May 31, 2008, as calculated by the dealer managers at 2:00 p.m., New York City time, on June 11, 2007.

In addition to the total consideration or the purchase price, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on the Notes from the last interest payment date for the Notes to, but not including, the applicable settlement date.

Except as set forth in the Statement or as required by applicable law, Notes tendered may be withdrawn and Consents delivered may be revoked at any time on or prior to the withdrawal date, which is 5:00 p.m., New York City time, on June 11, 2007, by following the procedures described in the Statement. Notes tendered on or prior to the withdrawal date that are not validly withdrawn on or prior to the withdrawal date may not be withdrawn thereafter. Tenders of Notes after the withdrawal date may not be withdrawn.

EPEP currently expects to have an initial settlement for Notes tendered on or before the consent date after the consent date and promptly following the satisfaction or waiver of the conditions to the tender offer, including the Credit Agreement Condition and the Financing Condition (each as defined below), followed by a final settlement promptly after the expiration of the tender offer for Notes tendered after the consent date. EPEP reserves the right to extend or forego the initial settlement date, as a result of which the initial settlement date may occur as late as the final settlement date.

The tender offer and consent solicitation are conditioned on the satisfaction of certain conditions, including but not limited to, (i) the tender on or prior to the consent date of Notes representing a majority of the principal amount of the Notes outstanding, (ii) the execution by the trustee of the supplemental indenture implementing the proposed amendments following receipt of the requisite consents, (iii) the adoption of certain amendments to EPEP's revolving credit agreement (the "Credit Agreement Condition"), and (iv) the completion by El Paso Corporation of the sale of new notes in a public offering ("the New Offering") on terms satisfactory to El Paso Corporation (the "Financing Condition"). El Paso Corporation intends to transfer the net proceeds from the New Offering to EPEP for purposes of funding the purchase of the Notes in connection with the tender offer and the payment for consents in connection with the consent solicitation. This press release is not an offer to sell or a solicitation of an offer to buy any securities. If the Financing Condition or any other condition in the Statement is not satisfied, EPEP is not obligated to accept for purchase, or to pay for, Notes tendered (and corresponding Consents) and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may terminate, extend or amend the tender offer and may postpone the acceptance for purchase of, and payment for, Notes so tendered.

EPEP has retained Citi and Deutsche Bank Securities Inc. to serve as dealer managers for the tender offer and solicitation agents for the consent solicitation. EPEP has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer and consent solicitation.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 294-2200 or (212) 430-3774 or in writing at 65 Broadway - Suite 723, New York, NY, 10006. Questions regarding the tender offer or consent solicitation may be directed to Citi at (800) 558-3745 or (212) 723-6106 or Deutsche Bank Securities Inc. at (866) 627-0391 or (212) 250-2955.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer is made only by and pursuant to the terms of the Statement and the related Letter of Transmittal. None of EPEP, the dealer managers, the solicitation agents or the depositary and information agent makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

EPEP is a Delaware corporation incorporated in 1999, and a wholly-owned direct subsidiary of El Paso Corporation. EPEP is engaged in the exploration for and the acquisition, development and production of natural gas, oil and natural gas liquids in the United States, Brazil and Egypt.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. El Paso Corporation owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit http://www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on assumptions that EPEP believes to be reasonable. However, actual results almost always vary from assumed facts and the differences can be material, depending upon the circumstances. As a result, you should not place undue reliance on such forward-looking statements. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. All of EPEP 's forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, EPEP disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

With this in mind, you should consider the risks discussed in the Statement together with the risks discussed under the caption “Risk Factors” in EPEP’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the other documents EPEP files with the SEC from time to time, which could cause actual results to differ materially from those expressed in any forward-looking statement made by EPEP or on EPEP’s behalf.

Contacts

Investor and Public Relations
Bruce Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Bill J. Baerg, Manager
Office: (713) 420-2906
Fax:  (713) 420-4417